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                                                                       EXHIBIT 5

                 [CLIFFORD CHANCE ROGERS & WELLS LLP LETTERHEAD]

September 29, 2000


24/7 Media, Inc.
1250 Broadway, 28th Floor
New York, New York 10001-3701

Ladies and Gentlemen:

         We have acted as special counsel to 24/7 Media, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of the Company's Registration Statement on Form S-3 (as the same may be amended or supplemented from time to time, the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), covering the possible offer and sale from time to time of up to 2,000,000 shares of common stock, par value $.01 per share (the "Shares"), by the Company and the stockholders of the Company listed in the Registration Statement. This opinion is being provided at your request in connection with the Registration Statement.

         In rendering the opinions expressed herein, we have examined the Registration Statement, the Company's Certificate of Incorporation, as amended to date (the "Charter"), and the By-laws of the Company, as amended to date, and such corporate proceedings of the Company and such other documents as we have deemed necessary. We have also examined and relied as to factual matters upon the representations, warranties and other statements contained in originals or copies, certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

         In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals, the conformity with originals of all documents submitted to us as copies and the absence of any amendments or modifications to those items reviewed by us.

         Based upon the foregoing and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that the Shares will be duly authorized and, upon issuance, will be validly issued, fully paid and nonassessable.

         The opinions stated herein are limited to the federal laws of the United States and the laws of the State of Delaware.

         We hereby consent to the incorporation of this opinion by reference as an exhibit to the Registration Statement and the reference to this firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not concede that we are within the category of persons whose consent is required under the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Clifford Chance Rogers & Wells LLP